Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of Mutuals.com and to the use of our reports dated April 28, 2006 on the financial statements and financial highlights of Generation Wave Growth Fund, a series of Mutuals.com.   Such financial statements and financial highlights appear in the 2006 Annual Report to Shareholders, which is incorporated by reference into the Statement of Additional Information.

/s/

TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

July 28, 2006